                                  Exhibit 11.1

                        CAPITAL BANCORP AND SUBSIDIARIES

                       CALCULATION OF EARNINGS PER SHARE


                                        1996               1995              1994
                                        ----               ----              ----
Primary:
  Average number of common
   shares outstanding                8,069,820          7,194,216         6,955,506

  Dilutive effect of stock
   options                              26,459            415,523           254,952
                                   -----------        -----------       -----------

  Total common and common
    equivalent shares                8,096,279          7,609,739         7,210,458
                                   ===========        ===========       ===========
Fully-diluted:
  Average number of common
   shares outstanding                8,069,820          7,194,216         6,955,506

  Dilutive effect of stock
   options                              26,459            575,776           391,240
                                   -----------        -----------       -----------
  Total common and common
   equivalent shares                 8,096,279          7,769,992         7,346,746
                                   ===========        ===========       ===========

Net income                         $20,204,000        $17,101,000       $13,204,000
                                   ===========        ===========       ===========


Primary:
Income from continuing
  operations                       $      2.50        $      2.25       $      1.83
                                   ===========        ===========       ===========

Fully Diluted:
Income from continuing
  operations                       $      2.50        $      2.20       $      1.80
                                   ===========        ===========       ===========

Earnings per share amounts were computed based upon the average number of common and common equivalent shares outstanding assuming proceeds from the assumed exercise of options were used to purchase common shares outstanding, unless such exercise is antidilutive.